                                                                   EXHIBIT 11.1

                                ML DIRECT INC.
                                LOSS PER SHARE



                                                                                      June 22, 1995
                                                                                       (Inception)
                                                                        Year ended       through
                                                                        November 30     November 30
                                                                           1996            1995
                                                                        ----------      ----------
Weighted Average Shares Outstanding Disregarding Outstanding
  Stock Option and Preferred Shares During Each Period                   3,338,272       2,400,000

Shares Assumed Issued by Exercise of Stock Options Based
  on the Treasury Stock Method                                             348,000         602,400

Common Shares issued with Series A Convertible Preferred Stock                -            720,000

Assumed Conversion of Series A Convertible
  Stock redeemed in September 1996                                            -            720,000
                                                                        ----------      ----------
                                                                         3,686,272       4,442,400
                                                                        ==========      ==========
Net Loss                                                                $3,053,661      $  (93,154)
                                                                        ==========      ==========
Net Loss Per Share                                                      $    (0.83)     $    (0.02)
                                                                        ==========      ==========

This Computation is submitted in accordance with Regulation SB Item 601.